UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

PB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-206892	47-5150586
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut		06260
(Address of Principal Executive Offices)		(Zip Code)

(860) 928-6501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements about the conversion from the mutual holding company to the stock holding company form of organization (the “Conversion”) of PSB Holdings, Inc. (the “Company”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the Conversion, changes in general economic conditions or conditions within the securities markets, confirmation of final offering proceeds, and legislative and regulatory changes that could adversely affect our business.

Item 8.01     Other Events

On December 23, 2015, the depositors of Putnam Bank and the stockholders of the Company approved Putnam Bancorp, MHC’s Plan of Conversion and Reorganization providing for the Conversion.

In addition, PB Bancorp, Inc. (“PB Bancorp”), the proposed successor holding company for Putnam Bank, has completed the subscription offering being conducted in connection with the Conversion. Based on the results of the subscription offering, PB Bancorp will not conduct a community offering or a syndicated community offering. PB Bancorp anticipates that the offering will be completed at the adjusted maximum of the offering range, as adjusted to reflect actual assets held by Putnam Bancorp, MHC. Subject to the receipt of customary regulatory approvals, the closing of the offering and Conversion is expected to occur in early January 2016.

Item 9.01     Financial Statements and Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PB BANCORP, INC.
DATE: December 24, 2015	By:	/s/ Robert J. Halloran, Jr.
Robert J. Halloran, Jr.
Executive Vice President and Chief Financial Officer